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             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
                       TO RESTRICTIONS. SEE REVERSE SIDE

                          [FELCOR LODGING TRUST LOGO]

      NUMBER                                                   SHARES

                        FELCOR LODGING TRUST INCORPORATED
       PC 1          INCORPORATED UNDER THE LAWS OF MARYLAND   54,000

THIS CERTIFICATE IS TRANSFERABLE IN                     8% SERIES C CUMULATIVE
ATLANTA, GEORGIA AND NEW YORK, NEW YORK               REDEEMABLE PREFERRED STOCK

      THIS CERTIFIES THAT SUNTRUST BANK, AS DEPOSITARY UNDER THAT CERTAIN DEPOSIT AGREEMENT DATED APRIL 7, 2005, is the owner of FIFTY-FOUR THOUSAND AND NO/100 (54,000) shares of fully paid and nonassessable shares of 8% Series C Cumulative Redeemable Preferred Stock, $.01 par value and $2,500.00 liquidation preference per share, of FELCOR LODGING TRUST INCORPORATED (the "Corporation"), a Maryland corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person or any duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile seal and signature of its duly authorized officers.

Date: April 7, 2005                            FELCOR LODGING TRUST INCORPORATED

Countersigned and Registered at:
         SUNTRUST BANK                         BY: /s/ Lawrence D. Robinson
       (Atlanta, Georgia)                          -----------------------------
  Transfer Agent and Registrar                               Secretary

 By: ____________________________              By: /s/ [ILLEGIBLE]
          Authorized Signature                     -----------------------------
                                                   President and Chief Executive
                                                   Officer

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                        FELCOR LODGING TRUST INCORPORATED

      The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (1) Beneficially Own or Constructively Own shares of any class of Equity Stock in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time; (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under section 856(h) of the Code; or (3) Constructively Own Equity Stock which would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation's real property (including the real property held by FelCor Lodging Limited Partnership and any other partnership in which the Corporation owns an interest), within the meaning of Section 858(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Corporation's Charter, as the same may be further amended from time to time. The shares of Equity Stock represented by this certificate are subject to all of the provisions of the Charter and Bylaws of the Corporation, each as amended from time to time, to all of which the holder, by acceptance hereof, assents.

      The Corporation will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, (ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Corporation is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Corporation. Requests for such statement may be directed to the Secretary of the Corporation.

      The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common        UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT - as tenants by the                               (Cust)         (Minor)
          entireties                                      under Uniform Gifts to
JT TEN -  as joint tenants with                           Minors Act____________
          right of survivorship and                                    (State)
          not as tenants  in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

For value received,___________________________________hereby sell(s), assign(s)
and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
____________________________________
____________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

__________________________________________________________________________shares represented by the Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said shares on the books of the Corporation with full power of substitution in the premise.

         Date: __________________       ________________________________________

SIGNATURE(S) GUARANTEED:                ________________________________________
                                        THE SIGNATURE(S) SHOULD BE GUARANTEED
                                        BY AN ELIGIBLE GUARANTOR INSTITUTION
                                        (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                        ASSOCIATIONS AND CREDIT UNIONS WITH
                                        MEMBERSHIP IN AN APPROVED SIGNATURE
                                        GUARANTEE MEDALLION PROGRAM, PURSUANT
                                        TO S.E.C. RULE 17A-15.)

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.